Exhibit (10)(a)

AMENDMENT TO THE PACCAR INC SUPPLEMENTAL RETIREMENT PLAN

Effective January 1, 2005, pursuant to Q&A-19(c) of Internal Revenue Service Notice 2005-1, PACCAR Inc wishes to amend the PACCAR Inc Supplemental Retirement Plan (the “Plan”) as set forth below.

1. Section 3 of the Plan is amended by adding a new subsection 3(h) at the end thereof to read as follows:

Notwithstanding Sections 3(a) through 3(g), a participant who terminates employment in 2005 shall have the right to elect to receive the benefit accrued under the Plan (if any) after December 31, 2004 in a single lump-sum cash payment that shall be paid on or before December 31, 2005.

2. Section 3 of the Plan is amended by adding a new subsection 3(i) at the end thereof to read as follows:

For participants who have not commenced their benefits under the Plan prior to January 1, 2006, the Supplemental Commencement Date shall mean the date that is the latest of the following:

(a)	the participant’s termination of employment;
(b)	the participant attaining age 55 and 15 years of service (as defined in the PACCAR Inc Retirement Plan) or age 65, whichever occurs first; and
(c)	the date that is 12 months following the date the participant makes an Initial Election.

For purposes of this subsection 3(i), “Initial Election” shall mean (a) January 31, 2006 for those individuals who are executives of the Company on that date or (b) the date on which an executive of the Company first elects a form of payment for the benefit (if any) payable under the Plan; provided that such date is not later than 30 days from the date such employee first became an executive of the Company.

Notwithstanding subsections 3(e), 3(f) and 3(g), participants who have not commenced their benefits under the Plan prior to January 1, 2006 shall be able to elect to have their Supplemental Retirement Plan benefit paid in the form of an individual life annuity, a 50% or 100% joint and survivor annuity (if married), or a lump sum, in accordance with the election procedures established by the Company.

PACCAR Inc

By:	/s/ Mark C. Pigott
Chairman and Chief Executive Officer

Date:	December 19, 2005